Exhibit 99.1

Encore Capital Group, Inc. Announces Private Placement of Convertible Senior Notes

SAN DIEGO, February 27, 2017 /PRNewswire/ — Encore Capital Group, Inc. (NASDAQ: ECPG) (the “Company”) today announced that it intends to offer, subject to market and other conditions, $125,000,000 aggregate principal amount of convertible senior notes due 2022 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes will be the Company’s senior unsecured obligations, and will be fully and unconditionally guaranteed on a senior unsecured basis by Midland Credit Management, Inc., a wholly owned subsidiary of the Company, until such time as Midland Credit Management, Inc. is no longer a guarantor under any of the Company’s other convertible senior notes and has no convertible senior notes outstanding of its own (at which time, such guarantor’s guarantee of the notes will be automatically released). In connection with the offering, the Company expects to grant the initial purchasers an option to purchase up to an additional $18,750,000 aggregate principal amount of such notes, solely to cover over-allotments. The notes will be convertible, subject to satisfaction of certain conditions and during certain periods, into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election.

The Company intends to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, acquisitions, or repayment or repurchase of outstanding debt, including the Company’s revolving credit facility and the Company’s outstanding existing convertible senior notes.

In addition to any repurchases of the Company’s existing convertible senior notes, the Company may also exchange or induce conversions of its existing convertible senior notes. Any repurchase, exchange or induced conversion of the Company’s existing convertible senior notes could affect the market price of its common stock. The Company also expects that holders of existing convertible senior notes that sell or exchange their existing convertible senior notes in negotiated transactions with the Company may purchase or sell shares of common stock in the market to hedge their exposure in connection with these transactions.

In connection with the existing convertible senior notes, the Company entered into either convertible note hedge transactions along with warrant transactions or capped call transactions, in each case with certain financial institutions (the “existing option counterparties”). If the Company repurchases, exchanges or induces the conversion of its existing convertible senior notes, it may also enter into agreements with the existing option counterparties to terminate a portion of the related convertible note hedge transactions or capped call transactions, or such convertible note hedge transactions and capped call transactions may terminate according to their terms, in each case in a notional amount corresponding to the amount of the existing convertible senior notes repurchased, exchanged or converted. In addition, the Company may also enter into agreements with the existing option counterparties to terminate a portion of the existing warrant transactions. In connection with any termination of such transactions and the expected unwinding of the existing hedge position of the existing option counterparties with respect to such transactions, such existing option counterparties and/or their respective affiliates may sell shares of the Company’s common stock in secondary market transactions, and/or unwind various derivative transactions with respect to the Company’s common stock. This activity could decrease (or reduce the size of any increase in) the market price of the Company’s common stock at that time and it could decrease (or reduce the size of any increase in) the market value of the notes. In connection with these transactions, the Company may make or receive payments in amounts that depend on the market price of its common stock during the unwind period. The offer and sale of the notes and the shares of the Company’s common stock, if any, issuable upon conversion of the notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and the notes and such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offer of the securities will be made only by means of a private offering memorandum.

Forward-Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 8-K, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.